                                                                   EXHIBIT 10.48

[LOGO OF FIRST INTERSTATE BANK APPEARS HERE]

                                PROMISSORY NOTE

  Principal         Loan Date       Maturity        Loan No.       Call
$2,000,000.00       01-03-1996     01-30-1997         42

  Collateral             Account           Officer          Initials
                       2504194603           3047

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: DRCA MEDICAL CORPORATION (TIN: 76-0203483)
          Three Riverway, Suite 1430
          Houston, TX 77056

Lender:   First Interstate Bank of Texas, N.A.
          Houston Central Private Client Services
          1000 Louisiana
          Houston, TX 77002

===============================================================================
Principal Amount: $2,000,000.00                         Initial Rate: 9.750%
Date of Note: January 30, 1996

PROMISE TO PAY. DRCA MEDICAL CORPORATION ("Borrower") promises to pay to First Interstate Bank of Texas, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million & 00/100 Dollars ($2,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.

CHOICE OF USURY CEILING AND INTEREST RATE. The interest rate on this Note has been implemented under the "Indicated Rate Ceiling" as referred to in Article 5069-1.04(a)(1) V.T.C.S. The terms, including the rate, or index, formula, or provision of law used to compute the rate on the Note, will be subject to revision as to current and future balances, from time to time by notice from Lender in compliance with Article 5069-1.04(i) V.T.C.S.

PAYMENT: Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 30, 1997. In addition, Borrower will pay regular quarterly payments of accrued unpaid interest beginning April 30, 1996, and all subsequent interest payments are due on the same day of each quarter after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied in any order at Lender's sole discretion. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds. No scheduled installment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled installment date to justify the payment.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the First Interstate Bank of Texas, N.A. Prime Rate, which is an index rate announced by Lender from time to time for pricing certain loans (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 8.500% per annum. The interest rate to be applied prior to maturity to the unpaid principal balance of this Note will be at a rate of 1.250 percentage points over the Index, resulting in an initial rate of 9.750% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the "Indicated Rate Calling" as referred to in Article 5069-1.04(a)(1) V.T.C.S.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest.

POST MATURITY RATE. the Post Maturity Rate on this Note is the lesser of the maximum rate allowed by applicable law or 9.250 percentage points over the Index. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of insurance premiums, which will continue to accrue interest at the pre-maturity rate.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished, (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws,
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note, (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts actually incurred by Lender as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this loan, or premiums or identifiable charges received in connection with the sale of authorized insurance. This Note has been delivered to Lender and accepted by Lender in the State of Texas. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Harris County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Harris County, the State of Texas. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal laws.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

01-30-1996                     PROMISSORY NOTE                       Page 2
Loan No 42                       (Continued)
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RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender. This revolving line of credit shall not be subject to Chapter 15, Article 5069 V.T.C.S. (the Texas Credit
Code).

ARBITRATION.

     Binding Arbitration. Upon the demand of any party, whether made before or after the institution of any judicial proceeding, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, or otherwise, now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with (a) any agreement, document or instrument to which this Arbitration Program is attached or in which it is referred to or any related agreements, documents, or instruments (the "Documents"), (b) all past, present, or future loans, notes, instruments, drafts, credits, accounts, deposit accounts, safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind whatsoever, (c) any past, present or future incidents, omissions, acts, errors, practices, or occurrences causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (d) any other aspect of the past, present, or future relationships of the parties including any agency, independent contractor or employment relationship but excluding claims for workers' compensation and unemployment benefits ("Relationship"). Any party to this Arbitration Program may by summary proceedings bring any action in court to compel arbitration of any Dispute. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute. The parties agree that by the engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce. THE PARTIES UNDERSTAND THAT PURSUANT TO THIS ARBITRATION PROGRAM, DISPUTES SUBMITTED TO ARBITRATION WILL NOT BE DECIDED THROUGH LITIGATION IN FEDERAL OR STATE COURTS BEFORE A JUDGE OR JURY.

     Governing Rules. All Disputes between the parties submitted to arbitration shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA, the Federal Arbitration Act (Title 9 of the United States Code) and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. In the event of any inconsistency between this Arbitration Program and such rules and statutes, this Arbitration Program shall control. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or Texas Banking Code art. 342-609.

     No Waiver; Preservation of Remedies; Multiple Parties. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any party, during any Dispute, to seek, use, and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing or proceeding under forcible entry and detainer for possession of any real or personal property, and any such action shall not be deemed an election of remedies. Such rights shall include, without limitation, rights and remedies relating to (a) foreclosing against any real or personal property collateral or other security, (b) exercising self-help remedies including setoff rights or (c) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly or severally, or against one or more of them, less than all, without impairing rights against other liable persons. Nor shall a party be required to join the principal obligator or any other liable persons, such as sureties or guarantors, in any proceeding against a particular person. A party may release or settle with one or more liable persons without releasing or impairing rights to proceed against any persons not so released.

     Arbitrator Powers and Qualifications; Awards. Arbitrators are empowered to resolve Disputes by summary rulings. Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be a practicing attorney licensed to practice law in the State of Texas and shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Program. With respect to a Dispute in which the claims or amounts in controversy do not exceed $1,000,000, a single arbitrator shall be chosen and shall resolve the Dispute by rendering an award not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving claims or amounts in controversy exceeding $1,000,000, shall be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), the determination of any two of the three arbitrators constituting the determination of the Arbitration Panel, provided, however, that all three Arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. Arbitrators and Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law. The determination of an Arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.

     Miscellaneous. To the maximum extent practicable, the AAA, the Arbitrator (or the Arbitration Panel, as appropriate) and the parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted in the State of Texas at a location selected by the Administrator. With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any Arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement. This Arbitration Program constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents or the Relationship, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, Arbitrators, including any

01-30-1996                     PROMISSORY NOTE                       Page 3
Loan No 42                       (Continued)
===============================================================================

     Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party. This Arbitration Program may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Arbitration Program and which is signed by all the parties hereto. If any term, covenant, condition or provision of this Arbitration Program is found to be unlawful, invalid or unenforceable, such defect shall not affect the legality, validity or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part had not been included. Each party agrees to keep all Disputes subject to arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

ADVANCES. This Note evidences a line of credit and all advances made hereunder. Lender is not obligated to advance funds requested under this line of credit if the resulting principal balance of the indebtedness would exceed the above stated "Principal Amount" of this Note. However, in the event Lender advances funds in excess of such amount, such sums shall be deemed validly advanced under the terms of this Note as if the principal amount of this Note had been amended and increased to accommodate such advances, and such sums shall be considered to be a part of the indebtedness evidenced by this Note for all purposes and shall be secured by all applicable security instruments and guaranties as if such instruments had been amended to accommodate and include such advances. Lender reserves the right to require immediate repayment of amounts advanced in excess of the above stated "Principal Amount" of this Note plus unpaid accrued interest on such amounts, and such actions shall not constitute a waiver of any rights of Lender under this Note or any related loan documents or security agreements.

DEFAULT RATE OF INTEREST. Lender may, at its option and without notice, charge interest at a rate (the "Default Rate") equivalent to the Post Maturity Rate (not to exceed the maximum lawful rate) on any past due amounts of the Indebtedness for the number of days said amounts are past due. Amounts shall be considered past due when not paid on the date due, whether said amounts become due pursuant to the payment schedule or as a result of acceleration, or otherwise. Further, if Lender gives written notice to Borrower of any one or more defaults under the Note or any related Loan Documents and such defaults are not cured completely and strictly in accordance with the terms of the notice of default within the period of time allowed by Lender for cure of same, Lender may charge interest at the Default Rate on the entire amount of the Indebtedness until two business days after such defaults are cured and that fact is communicated to and confirmed by Lender. Lender's use of the remedies available to Lender upon the occurrence of an event of default shall not constitute an election of remedies or otherwise limit Lender's rights concerning other remedies available to Lender upon the occurrence of an event of default.

RENEWAL AND EXTENSION. This Note is given in renewal and extension and not in novation of the following described indebtedness. That certain Promissory Note dated January 30, 1995 in the amount of $1,000,000.00 executed by Borrower payable to Lender. It is further agreed that all liens and security interests securing said indebtedness are hereby renewed and extended to secure the Note and all renewals, extensions and modifications thereof. This note is also given in evidence of additional advances which may be made hereunder.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

DRCA MEDICAL CORPORATION

By: /s/ JOSE E. KAUACHI
   -------------------------
   Jose E. Kauachi, President and Chairman of the Board

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